Exhibit 99.3

July 18, 2018

Dear Shareholder,

I have important news to share with you regarding the future of Phillips Edison Grocery Center REIT II, Inc. (“REIT II”).

On July 17, 2018, after a thorough due diligence and negotiation process conducted by an independent special committee of REIT II’s board of directors and its advisors, REIT II entered into a definitive merger agreement with Phillips Edison & Company, Inc. (“PECO”) in a 100% stock-for-stock transaction valued at approximately $1.9 billion. The REIT II Independent Special Committee and REIT II Board of Directors each unanimously approved the transaction.

Combined Company

The resulting company will be a $6.3 billion internally-managed REIT, exclusively focused on grocery-anchored shopping centers, that will own and operate 323 grocery-anchored shopping centers with more than 36.7 million square feet located across 33 states.

Liquidity & Transaction Benefits

This transaction is an important step towards a full cycle liquidity event for REIT II shareholders. Please see today’s press release available at http://investors.grocerycenterreit2.com/News for more information including a full description of the transaction and its benefits.

Shareholder Consideration

In exchange for each share of your REIT II common stock, you will receive 2.04 shares of PECO common stock, which is equivalent to $22.54 based on PECO’s most recent estimated net asset value per share of $11.05. The exchange ratio is based on a thorough review of the relative valuation of each entity, including factoring in PECO’s growing investment management business as well as each company’s transaction costs.

Regular Distributions

Upon the close of the transaction, the PECO board of directors expects to continue making monthly distributions totaling $0.67 per share per year. Based on the acquisition’s exchange ratio of 2.04, the total annual distribution per REIT II common share will be approximately $1.367 compared to $1.625 prior to the transaction.

Transaction Closing - Shareholder Vote

We will be mailing you the joint proxy statement/prospectus which contains relevant and important information about the merger and we will be soliciting your vote on the transaction. Your response and approval is critical to a timely closing of this transaction.

The closing of the transaction, which we expect to take place in the fourth quarter of 2018, is subject to the satisfaction of customary conditions, including approval from our shareholders.

Distribution Reinvestment Plan

In connection with the proposed transaction, REIT II is required to temporarily suspend its distribution reinvestment plan (DRIP) commencing July 2018, and DRIP participants will receive their July 2018 distribution (payable on August 1, 2018) in cash, as follows:

•	Investor accounts that are custodial-held will receive their July 2018 distribution directly into their custodial account in cash.

•	Investor accounts that are not held with a custodian will receive their July 2018 distribution in the form of a physical check sent in the mail to the investor’s address of record.

•	Investors that are currently receiving their distributions in cash form will not be affected.

The DRIP will resume after the filing of a joint preliminary proxy statement, which the company expects will be in August 2018. REIT II will resume making distributions as they were prior to the temporary suspension.

Upon the close of the transaction, your DRIP reference (as a REIT II shareholder) will carry over to your investment in the combined company.

Share Repurchase Program

REIT II’s share repurchase program (SRP) is also required to be temporarily suspended commencing July 2018 and will resume after the filing of the joint preliminary proxy statement, which the company expects to be as early as August 2018.

The next repurchase for both standard requests, and death, disability, and incompetence (DDI) requests is expected to take place on August 31, 2018. SRP paperwork must be on file and in good order by August 24, 2018 at 5:00 p.m. Central Time. REIT II expects to make standard repurchases on a pro-rata basis at that time.

Important Change to the Share Repurchase Program

Upon the close of the transaction, which we expect to be later in the fourth quarter of 2018, all shareholders wishing to participate in the SRP thereafter will need to submit new paperwork to our transfer agent, DST.

Even if an investor has a form on file that is in good order, a new form will be required after the transaction closes.

To be included in the first repurchase after the close of the transaction, which is expected to be at the end of January 2019 assuming a fourth quarter closing date, all new forms must be on file and in good order with DST by January 24, 2019, at 5:00 p.m. Central time.

After the transaction closes, should the demand for redemptions exceed available funding, the combined company expects to make pro-rata redemptions.

After the transaction closes, standard SRP requests that are in good order and have not been fully executed (due to the nature of pro-rata redemptions), are expected to remain on file for future redemptions – and there will be no need to resubmit paperwork after each pro-rata redemption.

For More Information

The SEC filings, press release, investor presentation, and conference call replay discussing the transaction can be found on our website at http://www.grocerycenterreit2.com/investors.

Shareholders with operations-related questions are encouraged to contact DST, our transfer agent, by calling 888-518-8073.

Transaction-related questions can be directed to our Director of Investor Relations, Michael Koehler, at (513) 338-2743 or by emailing mkoehler@phillipsedison.com.

We remain committed to maximizing shareholder value, which has been our guiding principle since our founding and I am excited about the future of our company.

On behalf of the REIT II board and the entire management team, I thank you for your investment in REIT II.

Sincerely,

/s/ David W. Garrison

Chair of the Special Committee of REIT II’s board of directors

Stay up to date on the most recent Phillips Edison Grocery Center REIT II news – sign up for email updates at http://www.grocerycenterreit2.com/investors.

Additional Information and Where You Can Find It

PECO and REIT II intend to file a joint proxy statement/prospectus on Form S-4 in connection with the merger. Investors are urged to read carefully the joint proxy statement/prospectus and other relevant materials because they contain important information about the merger. Investors may obtain free copies of these documents and other documents filed by PECO or REIT II with the SEC through the website maintained by the SEC at www.sec.gov. Investors may obtain free copies of the documents filed with the SEC by PECO by going to PECO’s corporate website at www.phillipsedison.com or by directing a written request to: Phillips Edison & Company, Inc., 11501 Northlake Drive, Cincinnati, OH 45249, Attention: Investor Relations. Investors may obtain free copies of documents filed with the SEC by REIT II by going to REIT II’s corporate website at www.grocerycenterREIT2.com or by directing a written request to: Phillips Edison Grocery Center REIT II, Inc., 11501 Northlake Drive, Cincinnati, OH 45249, Attention: Investor Relations. Investors are urged to read the joint proxy statement/prospectus and the other relevant materials before making any voting decision with respect to the merger.

PECO and its directors and executive officers and REIT II and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of each of PECO and REIT II in connection with the merger. Information regarding the interests of these directors and executive officers in the merger will be included in the joint proxy statement/prospectus referred to above. Additional information regarding certain of these persons and their beneficial ownership of PECO common stock is also set forth in the Definitive Proxy Statement for PECO’s 2017 Annual Meeting of Stockholders, which has been filed with the SEC. Additional information regarding certain of these persons and their beneficial ownership of REIT II’s common stock is set forth in the Definitive Proxy Statement for REIT II’s 2017 Annual Meeting of Stockholders, which has been filed with the SEC.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the transaction and the ability to consummate the transaction and anticipated earnings, distribution coverage, distributions and other anticipated benefits of the transaction. We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about REIT II’s plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of REIT II’s performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “pro forma,” “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. REIT II makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this release, and does not intend, and undertakes no obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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